Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-67371, 333-76724, 333-155565, 333-156794, and 333-159541) and on Form S-8 (File Nos. 333-39674, 333-39676, 333-39678, 333-103527, 333-113704, 333-124803, and 333-147599) of Headwaters Incorporated of our report dated November 19, 2008, with respect to the consolidated financial statements of Headwaters Incorporated included in this Annual Report (Form 10-K) for the year ended September 30, 2009.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 20, 2009